Item 77Q-1     Morgan Stanley Strategist Fund

On  February  6,  2006,  the Board of Trustees  approved  an
Agreement and Plan of Reorganization dated February 6,  2006
(the "Agreement") with respect to the reorganization between
Morgan   Stanley  Total  Return  Trust  and  Morgan  Stanley
Strategist  Fund  (the  "Fund").  The  Agreement  is  hereby
incorporated  by  reference  to  Exhibit  A  of  the   Proxy
Statement  included in Form N-14/A filed  by  the  Fund  via
EDGAR on May 16, 2006.